Exhibit 99.1

ServiceNow Reports Financial Results for Fourth Quarter and Fiscal Year 2017

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 31, 2018--ServiceNow® (NYSE: NOW) today announced the financial results for its fourth quarter and fiscal year 2017.

Fourth Quarter 2017 and Fiscal Year 2017 Highlights:

  GAAP subscription revenues of $497 million in Q4 2017, representing 44% year-over-year growth
  Signed over $1 billion in total contract value in Q4 2017
  Signed a record 41 deals over $1 million in net new annual contract value in Q4 2017
  Closed the year with 500 customers with more than $1 million in annual contract value
  Added more than 100 Global 2000 accounts in 2017

“We finished 2017 with our best quarter ever, closing a record 41 deals greater than $1 million, and giving us strong global momentum,” said John Donahoe, ServiceNow president and chief executive officer. “ServiceNow is becoming a clear strategic partner of choice for CIOs and other leaders digitally transforming their companies with simpler, easier, better ways to get work done and creating great experiences for their customers and employees.”

“Combined backlog and deferred revenue at the end of 2017 was $3.9 billion, a 39% annual increase,” said Michael Scarpelli, ServiceNow chief financial officer. “Strength in 2017 was driven by more than 100 new Global 2000 customers, and increasing our customers with greater than $1 million in annual contract value by 43% year over year.”

Fourth Quarter 2017 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the fourth quarter 2017.

	Fourth Quarter 2017
	GAAP Results		Fourth Quarter 2017 Non-GAAP Results(1)
					Adjusted	Adjusted
	Amount	Year/Year	Amount	Year/Year	Amount	Year/Year
	($ millions)	Growth (%)	($ millions)	Growth (%)	($ millions)(2)	Growth (%)
Subscription revenues	$497.2	44%			$484.3	41%
Professional services and other revenues	$49.1	20%			$47.6	16%
Total revenues	$546.4	42%			$531.9	38%

Subscription billings			$684.0	41%	$678.4	40%
Professional services and other billings			$50.3	(1%)	$48.7	(4%)
Total billings			$734.3	37%	$727.1	36%

	Amount		Amount
	($ millions)	Margin (%)	($ millions)	Margin (%)
Subscription gross profit	$409.7	82%	$423.3	85%
Professional services and other gross profit	$2.3	5%	$8.2	17%
Total gross profit	$412.0	75%	$431.5	79%
Income (loss) from operations	($13.1)	(2%)	$98.8	18%
Net cash provided by operating activities	$184.8	34%
Free cash flow			$150.1	27%

		Earnings per		Earnings per
	Amount	basic/diluted	Amount	basic/diluted
	($ millions)	share ($)	($ millions)	share ($)
Net income (loss)	($27.8)	$(0.16)	$63.6	$0.37 / $0.35

(1)	We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(2)	Non-GAAP subscription revenues, professional services and other revenues, total revenues and professional services and other billings are adjusted for constant currency. Subscription billings and total billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

Fiscal Year 2017 GAAP and Non-GAAP Results:

The following table summarizes our financial results for fiscal year 2017.

	Full Year 2017 GAAP Results		Full Year 2017 Non-GAAP Results(1)
					Adjusted	Adjusted
	Amount	Year/Year	Amount	Year/Year	Amount	Year/Year
	($ millions)	Growth (%)	($ millions)	Growth (%)	($ millions)(2)	Growth (%)
Subscription revenues	$1,739.8	42%			$1,733.5	42%
Professional services and other revenues	$193.2	14%			$192.3	14%
Total revenues	$1,933.0	39%			$1,925.8	38%

Subscription billings			$2,119.0	40%	$2,110.0	40%
Professional services and other billings			$195.6	9%	$194.7	8%
Total billings			$2,314.6	37%	$2,304.7	36%

	Amount		Amount
	($ millions)	Margin (%)	($ millions)	Margin (%)
Subscription gross profit	$1,424.2	82%	$1,474.5	85%
Professional services and other gross profit	$9.0	5%	$36.5	19%
Total gross profit	$1,433.3	74%	$1,511.0	78%
Income (loss) from operations	($101.4)	(5%)	$314.7	16%
Net cash provided by operating activities	$642.8	33%
Free cash flow			$492.3	25%

		Earnings per		Earnings per
	Amount	basic/diluted	Amount	basic/diluted
	($ millions)	share ($)	($ millions)	share ($)
Net income (loss)	($149.1)	($0.87)	$214.7	$1.25 / $1.19

(1)	We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.
(2)	Non-GAAP subscription revenues, professional services and other revenues, total revenues and professional services and other billings are adjusted for constant currency. Subscription billings and total billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

Financial Outlook

Our guidance is based on foreign exchange rates as of December 31, 2017 and includes GAAP and non-GAAP financial measures. As described in the “New Revenue Recognition Standard Under Topic 606” section below, our guidance is based on the new Topic 606 revenue recognition standard that is effective beginning January 1, 2018. The comparison period amounts used to calculate related growth rates have been restated from previously reported amounts to conform to the requirements of Topic 606.

The following table summarizes our guidance for the first quarter 2018:

First Quarter 2018
	GAAP Guidance		First Quarter 2018 Non-GAAP Guidance(1)
Adjusted
	Amount	Year/Year	Amount	Year/Year	Adjusted Amount	Year/ Year
	($ millions)	Growth (%)	($ millions)	Growth (%)	($ millions)(2)	Growth (%)
Subscription revenues	$525 - $530	35% - 37%			$507 - $512	31% - 32%
Subscription billings			$601 - $605	25% - 26%	$600 - $604	25% - 26%

Margin (%)
Income from operations				16%

Amount
(millions)
Weighted average shares used to compute diluted net income per share			184

(1)	See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(2)	Non-GAAP subscription revenues are adjusted for constant currency. Subscription billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

The following table summarizes our guidance for fiscal year 2018:

	Full Year 2018
	GAAP Guidance		Full Year 2018 Non-GAAP Guidance(1)
						Adjusted
	Amount	Year/Year	Amount	Year/Year	Adjusted Amount	Year/Year
	($ millions)	Growth (%)	($ millions)	Growth (%)	($ millions)(2)	Growth (%)
Subscription revenues	$2,355 - $2,375	35% - 37%			$2,314 - $2,334	33% - 34%
Subscription billings			$2,770 - $2,790	30% - 31%	$2,742 - $2,762	29% - 30%

				Margin (%)
Subscription gross profit				85%
Income from operations				20%
Free cash flow				27%

			Amount
			(millions)
Weighted average shares used to compute diluted net income per share			185

(1)	See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "Reconciliation of Non-GAAP Financial Guidance” for a reconciliation of GAAP to non-GAAP measures.
(2)	Non-GAAP subscription revenues are adjusted for constant currency. Subscription billings are adjusted for constant currency and constant billings duration. See the section entitled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP measures, and the table entitled "GAAP to Non-GAAP Reconciliation” for a reconciliation of GAAP to non-GAAP measures.

Conference Call Details

ServiceNow will host a conference call to discuss our fourth quarter and fiscal year 2017 financial results and financial outlook beginning at 2 p.m. Pacific Time (22:00 GMT) on Wednesday, Jan. 31, 2018. Interested parties may listen to the call by dialing 844.464.3153 (passcode: 5999121), or if outside North America, by dialing +1.508.637.5575 (passcode: 5999121). Individuals may access the live teleconference from this webcast link (https://edge.media-server.com/m6/p/gwkadhyi).

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days. To hear the replay, interested parties may go to the investor relations section of the ServiceNow website or dial 855.859.2056 (passcode: 5999121), or if outside North America, by dialing +1.404.537.3406 (passcode: 5999121).

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at http://investors.servicenow.com.

New Revenue Recognition Standard Under Topic 606

In May 2014, the Financial Accounting Standards Board issued a new standard related to revenue recognition from contracts with customers (“Topic 606”), which is effective beginning January 1, 2018. Topic 606 supersedes the prior revenue recognition standard ("Topic 605"). The financial information under the heading “Financial Outlook” above is prepared in accordance with Topic 606, and the comparison period amounts used to calculate related growth rates are based on amounts that have been restated from previously reported amounts to conform to the requirements of Topic 606. Unless otherwise indicated, all other financial information in this release is prepared in accordance with Topic 605.

Under Topic 606, for our on-premises offerings, we will recognize a portion of the subscription revenue when the on-premises offering is made available, resulting in a larger amount of upfront subscription revenue recognition, and a smaller amount of deferred revenue compared with Topic 605, which required ratable revenue recognition over the contract period. Due to the complexity of certain of our customer contracts, the actual revenue recognition treatment required under Topic 606 will depend on contract-specific terms and may result in greater variability in revenue from period to period. Proceeds for attendance and sponsorship related to Knowledge and other user forums will be classified as a reduction in sales and marketing expenses instead of professional services and other revenues.

Under Topic 606, we will defer all incremental commission costs to obtain customer contracts, including indirect costs that are not tied to a specific contract. On initial contracts, only the portion equivalent to a renewal commission will be amortized over the contract term, while the portion incremental to a renewal commission will be amortized over a period of benefit that we have determined to be five years. On renewal contracts, these costs will be amortized over the renewal term. Additionally, for our on-premises offerings, consistent with the recognition of subscription revenue for on-premises offerings as described above, a portion of the commission costs will be expensed upfront when the on-premises offering is made available. Under Topic 605, we deferred only direct and incremental commission costs to obtain a contract and amortized those costs over the contract term, which is generally 12 to 36 months.

Statement Regarding Use of Non-GAAP Financial Measures

We report the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

  Revenue Adjusted for Constant Currency. We present revenues adjusted for constant currency to provide a framework for assessing how our business performed excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the exchange rates in effect during the prior period presented, rather than the actual exchange rates in effect during the current period. We believe the presentation of revenues adjusted for constant currency facilitates the comparison of revenues year-over-year.
  Billings. We believe billings is a useful leading indicator regarding the performance of our business. Because billings is derived from our GAAP revenues, the definition of billings varies depending on whether our revenues have been calculated under Topic 605 or Topic 606. Under Topic 605, we define subscription billings, professional services and other billings, and total billings as the applicable revenue plus the applicable change in deferred revenue as presented or derived from the statement of cash flows. Under Topic 606, due to the change in timing of revenue recognition under certain of our contracts, we define subscription billings, professional services and other billings, and total billings as the applicable revenue plus the applicable change in deferred revenue, unbilled receivables and customer deposits as presented or derived from the statement of cash flows. Under Topic 606, unbilled receivables are amounts recognized as revenue that have not yet been billed, and customer deposits are refundable amounts associated with customer contracts. In presenting billings under either definition, we adjust for constant currency, as described above, and adjust for constant duration by replacing the portion of multi-year billings in excess of twelve months during the current period with the portion of multi-year billings in excess of twelve months during the prior period presented. We believe these adjustments facilitate greater comparability in our billings information year-over-year.
  Gross Profit, Income from Operations and Net Income. Our non-GAAP presentation of gross profit, income from operations, and net income measures exclude stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, and the related income tax effect of these adjustments. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.
  Free Cash Flow. Free cash flow is defined as net cash provided by (used in) operating activities plus cash paid for legal settlements and repayment of convertible senior notes attributable to debt discount, reduced by purchases of property and equipment. Free cash flow margin is calculated as free cash flow as a percentage of total revenues. We believe information regarding free cash flow and free cash flow margin provides useful information to investors because it is an indicator of the strength and performance of our business operations.

Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP and non-GAAP results.

Use of Forward-Looking Statements

This release contains “forward-looking statements” regarding our performance, including but not limited to statements in the section entitled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

Factors that may cause actual results to differ materially from those in any forward-looking statements include: (i) errors, interruptions, delays, or security breaches in or of our service or datacenters, (ii) our ability to grow at our expected rate of growth, including our ability to convert deferred revenue and backlog into revenue, add and retain customers, sell additional subscriptions to existing customers and enter new geographies and markets, (iii) our ability to continue to release, and gain customer acceptance of, improved versions of our services, (iv) our ability to develop and gain customer acceptance of new products and services, including our platform, (v) our ability to compete successfully against existing and new competitors, and (vi) material changes in the value of foreign currencies relative to the U.S. Dollar.

Further information on these and other factors that could affect our financial results are included in our Form 10-Q for the quarter ended September 30, 2017 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the year ended December 31, 2017.

We undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About ServiceNow

ServiceNow makes work better across the enterprise. Getting simple stuff done at work can be easy, and getting complex multi-step tasks completed can be painless. Our applications automate, predict, digitize and optimize business processes and tasks, across IT, customer service, security operations and human resources, creating a better experience for your employees and customers while transforming your enterprise. ServiceNow (NYSE:NOW) is how work gets done. For more information, visit: www.servicenow.com.

© 2018 ServiceNow, Inc. All rights reserved. ServiceNow, the ServiceNow logo, Now, and other ServiceNow marks are trademarks and/or registered trademarks of ServiceNow, Inc., in the United States and/or other countries. Other company names, product names, and logos may be trademarks of the respective companies with which they are associated.

ServiceNow, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenues:
Subscription	$497,232	$344,604	$1,739,795	$1,221,639
Professional services and other	49,138	41,062	193,231	168,874
Total revenues	546,370	385,666	1,933,026	1,390,513
Cost of revenues (1):
Subscription	87,524	64,707	315,570	235,414
Professional services and other	46,836	40,229	184,202	163,268
Total cost of revenues	134,360	104,936	499,772	398,682
Gross profit	412,010	280,730	1,433,254	991,831
Operating expenses (1):
Sales and marketing	260,292	188,857	946,617	700,464
Research and development	104,559	73,933	377,518	285,239
General and administrative	60,291	41,543	210,533	158,936
Legal settlements	—	—	—	270,000
Total operating expenses	425,142	304,333	1,534,668	1,414,639
Loss from operations	(13,132)	(23,603)	(101,414)	(422,808)
Interest expense	(16,813)	(8,532)	(53,394)	(33,278)
Interest income and other income (expense), net	5,065	1,290	5,804	6,035
Loss before income taxes	(24,880)	(30,845)	(149,004)	(450,051)
Provision for income taxes	2,927	1,744	126	1,753
Net loss	$(27,807)	$(32,589)	$(149,130)	$(451,804)
Net loss per share - basic and diluted	$(0.16)	$(0.20)	$(0.87)	$(2.75)
Weighted-average shares used to compute net loss per share - basic and diluted	173,567,143	166,816,643	171,175,577	164,533,823

(1) Includes total stock-based compensation expense for stock-based awards as follows:
	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016
Cost of revenues:
Subscription	$9,474	$7,722	$35,334	$28,420
Professional services and other	5,853	6,397	27,475	26,442
Sales and marketing	45,877	35,814	170,527	131,571
Research and development	24,401	18,775	92,025	81,731
General and administrative	20,022	14,412	68,717	49,416

ServiceNow, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31, 2017	December 31, 2016

ASSETS
Current assets:
Cash and cash equivalents	$726,495	$401,238
Short-term investments	1,052,803	498,124
Accounts receivable, net	434,895	322,757
Current portion of deferred commissions	118,690	76,780
Prepaid expenses and other current assets	77,681	43,636
Total current assets	2,410,564	1,342,535
Deferred commissions, less current portion	85,530	61,990
Long-term investments	391,442	262,658
Property and equipment, net	245,124	181,620
Intangible assets, net	86,916	65,854
Goodwill	128,728	82,534
Other assets	49,600	36,576
Total assets	$3,397,904	$2,033,767

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,109	$38,080
Accrued expenses and other current liabilities	244,605	171,636
Current portion of deferred revenue	1,280,499	861,782
Current portion of convertible senior notes, net	543,418	—
Total current liabilities	2,100,631	1,071,498
Deferred revenue, less current portion	39,884	33,319
Convertible senior notes, net	630,018	507,812
Other long-term liabilities	43,239	34,177
Stockholders’ equity	584,132	386,961
Total liabilities and stockholders’ equity	$3,397,904	$2,033,767

ServiceNow, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Cash flows from operating activities:
Net loss	$(27,807)	$(32,589)	$(149,130)	$(451,804)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,067	23,366	113,875	83,082
Amortization of premiums on investments	584	980	3,092	4,725
Amortization of deferred commissions	35,011	23,475	115,262	81,217
Amortization of debt discount and issuance costs	16,813	8,532	53,394	33,278
Stock-based compensation	105,627	83,120	394,078	317,580
Deferred income tax	(3,023)	1,671	(9,078)	(3,424)
Other	65	(105)	(3,997)	(962)
Changes in operating assets and liabilities, net of effect of business combinations:
Accounts receivable	(140,773)	(109,345)	(98,432)	(125,106)
Deferred commissions	(72,155)	(57,269)	(174,503)	(136,459)
Prepaid expenses and other assets	(19,272)	(9,767)	(46,138)	(21,500)
Accounts payable	5,584	5,071	(5,504)	(3,554)
Deferred revenue	187,968	149,148	381,562	300,167
Accrued expenses and other liabilities	64,097	46,399	68,344	82,681
Net cash provided by operating activities	184,786	132,687	642,825	159,921
Cash flows from investing activities:
Purchases of property and equipment	(34,654)	(21,450)	(150,510)	(105,562)
Business combinations, net of cash and restricted cash acquired	(31,666)	—	(58,203)	(34,297)
Purchases of other intangibles	(500)	(8,000)	(6,670)	(18,750)
Purchases of investments	(547,845)	(84,267)	(1,189,511)	(518,664)
Purchases of strategic investments	(750)	(500)	(4,750)	(500)
Sales of investments	7,138	31,710	85,106	297,998
Maturities of investments	89,993	53,085	440,590	271,537
Net cash used in investing activities (1)	(518,284)	(29,422)	(883,948)	(108,238)
Cash flows from financing activities:
Net proceeds from borrowings on convertible senior notes	—	—	772,127	—
Principal payments on convertible senior notes	(4)	—	(4)	—
Proceeds from issuance of warrants	—	—	54,071	—
Purchases of convertible note hedges	—	—	(128,017)	—
Repurchases and retirement of common stock from stockholders	—	—	(55,000)	—
Proceeds from employee stock plans	5,819	11,315	82,567	66,378
Taxes paid related to net share settlement of equity awards	(50,808)	(31,340)	(181,938)	(119,907)
Payments on financing obligations	(2,233)	(862)	(4,914)	(2,223)
Net cash (used in) provided by financing activities	(47,226)	(20,887)	538,892	(55,752)
Foreign currency effect on cash, cash equivalents and restricted cash (1)	2,245	(6,319)	28,128	(6,785)
Net (decrease) increase in cash, cash equivalents and restricted cash (1)	(378,479)	76,059	325,897	(10,854)
Cash, cash equivalents and restricted cash at beginning of period (1)	1,106,308	325,873	401,932	412,786
Cash, cash equivalents and restricted cash at end of period (1)	$727,829	$401,932	$727,829	$401,932

(1) During the three months ended December 31, 2017, we adopted Accounting Standards Update 2016-18, "Statement of Cash Flows (Topic 230): Restricted Cash," which requires that amounts generally described as restricted cash or restricted cash equivalents be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. We have adopted changes to the condensed consolidated statements of cash flows on a retrospective basis. The impact of the adoption for the three months and twelve months ended December 31, 2016 is not material.

	ServiceNow, Inc.
	GAAP to Non-GAAP Reconciliation
	(in thousands, except share and per share data)
	(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2017	December 31, 2016 (3)	Growth Rates	December 31, 2017	December 31, 2016 (3)	Growth Rates

Subscription revenues:
GAAP subscription revenues	$497,232	$344,604	44%	$1,739,795	$1,221,639	42%
Effects of foreign currency rate fluctuations	(12,941)			(6,303)
Non-GAAP adjusted subscription revenues (1)	$484,291		41%	$1,733,492		42%

Subscription billings:
GAAP subscription revenues	$497,232	$344,604	44%	$1,739,795	$1,221,639	42%
Increase in subscription deferred revenue	186,801	139,303		379,188	289,053
Non-GAAP subscription billings	684,033	$483,907	41%	2,118,983	$1,510,692	40%
Effects of foreign currency rate fluctuations	(18,085)			(7,384)
Effects of fluctuations in billings duration	12,444			(1,562)
Non-GAAP adjusted subscription billings (2)	$678,392		40%	$2,110,037		40%

Professional services and other revenues:
GAAP professional services and other revenues	$49,138	$41,062	20%	$193,231	$168,874	14%
Effects of foreign currency rate fluctuations	(1,565)			(899)
Non-GAAP adjusted professional services and other revenues (1)	$47,573		16%	$192,332		14%

Professional services and other billings:
GAAP professional services and other revenues	$49,138	$41,062	20%	$193,231	$168,874	14%
Increase in professional services and other deferred revenue	1,167	9,845		2,374	11,114
Non-GAAP professional services and other billings	50,305	50,907	(1%)	195,605	179,988	9%
Effects of foreign currency rate fluctuations	(1,565)			(899)
Non-GAAP adjusted professional services and other billings (2)	$48,740		(4%)	$194,706		8%

Total revenues:
GAAP total revenues	$546,370	$385,666	42%	$1,933,026	$1,390,513	39%
Effects of foreign currency rate fluctuations	(14,506)			(7,202)
Non-GAAP adjusted total revenues (1)	$531,864		38%	$1,925,824		38%

Total billings:
GAAP total revenues	$546,370	$385,666	42%	$1,933,026	$1,390,513	39%
Increase in total deferred revenue from condensed consolidated statements of cash flows	187,968	149,148		381,562	300,167
Non-GAAP total billings	734,338	534,814	37%	2,314,588	1,690,680	37%
Effects of foreign currency rate fluctuations	(19,650)			(8,283)
Effects of fluctuations in billings duration	12,444			(1,562)
Non-GAAP adjusted total billings (2)	$727,132		36%	$2,304,743		36%

Gross profit:
GAAP subscription gross profit	$409,708	$279,897		$1,424,225	$986,225
Stock-based compensation	9,474	7,722		35,334	28,420
Amortization of purchased intangibles	4,118	3,334		14,967	12,633
Non-GAAP subscription gross profit	$423,300	$290,953		$1,474,526	$1,027,278

GAAP professional services and other gross profit	$2,302	$833		$9,029	$5,606
Stock-based compensation	5,853	6,397		27,475	26,442
Non-GAAP professional services and other gross profit	$8,155	$7,230		$36,504	$32,048

GAAP gross profit	$412,010	$280,730		$1,433,254	$991,831
Stock-based compensation	15,327	14,119		62,809	54,862
Amortization of purchased intangibles	4,118	3,334		14,967	12,633
Non-GAAP gross profit	$431,455	$298,183		$1,511,030	$1,059,326

Gross margin:
GAAP subscription gross margin	82%	81%		82%	81%
Stock-based compensation as % of subscription revenues	2%	2%		2%	2%
Amortization of purchased intangibles as % of subscription revenues	1%	1%		1%	1%
Non-GAAP subscription gross margin	85%	84%		85%	84%

GAAP professional services and other gross margin	5%	2%		5%	3%
Stock-based compensation as % of professional services and other revenues	12%	16%		14%	16%
Non-GAAP professional services and other gross margin	17%	18%		19%	19%

GAAP gross margin	75%	73%		74%	71%
Stock-based compensation as % of total revenues	3%	3%		3%	4%
Amortization of purchased intangibles as % of total revenues	1%	1%		1%	1%
Non-GAAP gross margin	79%	77%		78%	76%

Income (loss) from operations:
GAAP loss from operations	$(13,132)	$(23,603)		$(101,414)	$(422,808)
Stock-based compensation	105,627	83,120		394,078	317,580
Amortization of purchased intangibles	5,359	4,220		19,658	15,118
Business combination and other related costs	917	27		2,421	989
Legal settlements	-	-		-	270,000
Non-GAAP income from operations	$98,771	$63,764		$314,743	$180,879

Operating margin:
GAAP operating margin	(2%)	(6%)		(5%)	(30%)
Stock-based compensation as % of total revenues	19%	22%		20%	23%
Amortization of purchased intangibles as % of total revenues	1%	1%		1%	1%
Business combination and other related costs as % of total revenues	0%	0%		0%	0%
Legal settlements as % of total revenues	0%	0%		0%	19%
Non-GAAP operating margin	18%	17%		16%	13%

Net income (loss):
GAAP net loss	$(27,807)	$(32,589)		$(149,130)	$(451,804)
Stock-based compensation	105,627	83,120		394,078	317,580
Amortization of purchased intangibles	5,359	4,220		19,658	15,118
Business combination and other related costs	917	27		2,421	989
Legal settlements	-	-		-	270,000
Amortization of debt discount and issuance costs for the convertible senior notes	16,813	8,532		53,394	33,278
Loss on early note conversions	-	-		-	-
Income tax expense effects related to the above adjustments	(37,313)	(20,954)		(105,741)	(63,216)
Non-GAAP net income	$63,596	$42,356		$214,680	$121,945

Net income (loss) per share - basic and diluted:
GAAP net loss per share - basic and diluted	$(0.16)	$(0.20)		$(0.87)	$(2.75)
Non-GAAP net income per share - basic	$0.37	$0.25		$1.25	$0.74
Non-GAAP net income per share - diluted	$0.35	$0.24		$1.19	$0.70

Weighted-average shares used to compute net income (loss) per share - basic	173,567,143	166,816,643		171,175,577	164,533,823

GAAP weighted-average shares used to compute net loss per share - diluted	173,567,143	166,816,643		171,175,577	164,533,823
Effect of dilutive securities (stock options, restricted stock units and warrants)	9,043,989	8,780,764		8,773,040	9,257,608
Non-GAAP weighted-average shares used to compute net income per share - diluted	182,611,132	175,597,407		179,948,617	173,791,431

Free cash flow:
GAAP net cash provided by operating activities	$184,786	$132,687		$642,825	$159,921
Purchases of property and equipment	(34,654)	(21,450)		(150,510)	(105,562)
Cash paid for legal settlements	-	-		-	267,500
Repayment of convertible senior notes attributable to debt discount	2	-		2	-
Non-GAAP free cash flow	$150,134	$111,237		$492,317	$321,859

Free cash flow margin:
GAAP net cash provided by operating activities as % of total revenues	34%	34%		33%	12%
Purchases of property and equipment as % of total revenues	(7%)	(5%)		(8%)	(8%)
Cash paid for legal settlements as % of total revenues	0%	0%		0%	19%
Repayment of convertible senior notes attributable to debt discount	0%	0%		0%	0%
Non-GAAP free cash flow margin	27%	29%		25%	23%

(1)

Adjusted revenues and the corresponding growth rates are derived by applying the exchange rates in effect during the comparison period rather than the actual exchange rates in effect during the current period.

(2)

Adjusted billings and the corresponding growth rates are derived by applying the exchange rates in effect during the comparison period rather than the actual exchange rates in effect during the current period, and by replacing the portion of multi-year billings in excess of twelve months during the current period with the portion of multi-year billings in excess of twelve months during the comparison period.

(3)	Effects of foreign currency rate fluctuations and fluctuations in billing durations are not applicable for the comparison period.

ServiceNow, Inc.
Reconciliation of Non-GAAP Financial Guidance

The financial guidance provided below is an estimate based on information available as of December 31, 2017. As described in the “New Revenue Recognition Standard Under Topic 606” section above, our guidance is based on the new Topic 606 revenue recognition standard that is effective for us beginning January 1, 2018. The comparison period amounts and the related growth rates have been restated from previously reported amounts to conform with the Topic 606 presentation. The company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from the guidance set forth below. Some of the factors that could affect the company’s financial results are stated above in this press release. Further information on these and other factors that could affect our financial results are included in our Form 10-Q for the quarter ended September 30, 2017 and in other filings we make with the Securities and Exchange Commission from time to time, including our Form 10-K that will be filed for the year ended December 31, 2017. The company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

	Three Months Ended	Three Months Ended
	March 31, 2018	March 31, 2017 (3)	Growth rates

GAAP subscription revenues	$525 - $530 million	$388 million	35% - 37%

Effects of foreign currency rate fluctuations	(18) million

Non-GAAP adjusted subscription revenues (1)	$507 - $512 million		31% - 32%

GAAP subscription revenues	$525 - $530 million	$388 million	35% - 37%

Increase in subscription deferred revenue, unbilled receivables, and customer deposits	75 - 76 million	92 million

Non-GAAP subscription billings	$601 - $605 million	$480 million	25% - 26%

Effects of foreign currency rate fluctuations	(22) million

Effects of fluctuations in billings duration	21 million

Non-GAAP adjusted subscription billings (2)	$600 - $604 million		25% - 26%

GAAP operating margin	(5%)

Stock-based compensation expense as % of total revenues	20%

Amortization of purchased intangibles as % of total revenues	1%

Non-GAAP operating margin	16%

GAAP weighted-average shares used to compute net loss per share - diluted	175 million

Effect of dilutive securities (stock options, restricted stock units and warrants)	9 million

Non-GAAP weighted-average shares used to compute net income per share - diluted	184 million

	Twelve Months Ended	Twelve Months Ended
	December 31, 2018	December 31, 2017 (3)	Growth rates

GAAP subscription revenues	$2,355 - $2,375 million	$1,740 million	35% - 37%

Effects of foreign currency rate fluctuations	(41) million

Non-GAAP adjusted subscription revenues (1)	$2,314 - $2,334 million		33% - 34%

GAAP subscription revenues	$2,355 - $2,375 million	$1,740 million	35% - 37%

Increase in subscription deferred revenue, unbilled receivables, and customer deposits	415 million	385 million

Non-GAAP subscription billings	$2,770 - $2,790 million	$2,124 million	30% - 31%

Effects of foreign currency rate fluctuations	(47) - (48) million

Effects of fluctuations in billings duration	19 - 20 million

Non-GAAP adjusted subscription billings (2)	$2,742 - $2,762 million		29% - 30%

GAAP subscription gross margin	82%

Stock-based compensation expense as % of subscription revenues	2%

Amortization of purchased intangibles as % of subscription revenues	1%

Non-GAAP subscription gross margin	85%

GAAP operating margin	0%

Stock-based compensation expense as % of total revenues	19%

Amortization of purchased intangibles as % of total revenues	1%

Non-GAAP operating margin	20%

GAAP net cash provided by operating activities as % of total revenues	28%

Purchases of property and equipment as % of total revenues	(7%)

Repayment of convertible senior notes attributable to debt discount	6%

Non-GAAP free cash flow margin	27%

GAAP weighted-average shares used to compute net loss per share - diluted	178 million

Effect of dilutive securities (stock options, restricted stock units and warrants)	7 million

Non-GAAP weighted-average shares used to compute net income per share - diluted	185 million

(1)	Adjusted revenues and the corresponding growth rates are derived by applying the exchange rates in effect during the comparison period rather than the forecasted exchange rates for the guidance period.
(2)	Adjusted billings and the corresponding growth rates are derived by applying the exchange rates in effect during the comparison period rather than the forecasted exchange rates for the guidance period, and by replacing the forecasted portion of multi-year billings in excess of twelve months for the guidance period with the actual portion of multi-year billings in excess of twelve months during the comparison period.
(3)	Amounts in the comparison period have been restated for Topic 606 and are unaudited. Effects of foreign currency rate fluctuations and fluctuations in billing durations are not applicable for the comparison period.

CONTACT:
ServiceNow, Inc.
Media Contact:
Joanne Blum, 310-489-7278
press@servicenow.com
or
Investor Contact:
Jimmy Sexton, 669-262-1430
ir@servicenow.com